Exhibit 10.1

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PLAN ADMINISTRATOR AGREEMENT

by and among

Adelphia Communications Corporation

and all of its affiliated Debtors-in-Possession,

The Official Committee of Unsecured Creditors

and

Quest Turnaround Advisors, L.L.C.

Dated as of February 12, 2007

PLAN ADMINISTRATOR AGREEMENT

PREAMBLE

This Plan Administrator Agreement (the “Agreement”) is made this 12th day of February 2007, by and among Adelphia Communications Corporation (“ACC”), on behalf of itself and each of those of its subsidiaries that are Debtors under the Plan (collectively with ACC, the “Debtors”), as debtors and debtors-in-possession, the Official Committee of Unsecured Creditors appointed in the Debtors’ Chapter 11 cases (“Creditors Committee”) and Quest Turnaround Advisors, L.L.C. (“Quest”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Debtors’ First Modified, Fifth Amended Joint Chapter 11 Plan for Adelphia Communications Corporation and Certain of its Affiliated Debtors, dated as of January 3, 2007, as the same may from time to time be amended or modified (the “Plan”).

RECITALS

WHEREAS, on the Commencement Date, voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code were filed by the Debtors in the Bankruptcy Court; and

WHEREAS, on January 5, 2007, the Bankruptcy Court entered the Confirmation Order;

WHEREAS, the Plan and Confirmation Order contemplate that a plan administrator will be appointed to perform its duties in accordance with the Plan, the Confirmation Order and this Agreement (the “Plan Administrator”);

WHEREAS, pursuant to the Plan, the Creditors Committee has designated Quest as the Plan Administrator, which designation was approved by entry of the Confirmation Order, and, effective upon the date hereof, Quest is willing to serve as Plan Administrator, in each case upon the terms set forth herein and pursuant to the Plan, the Confirmation Order and this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

ACCEPTANCE OF POSITIONS

OBLIGATION TO PAY CLAIMS. FIDUCIARY OF THE ESTATES

Section 1.1 Acceptance. (a) Quest hereby accepts appointment as the Plan Administrator; and (b) Quest agrees to observe and perform all duties and obligations imposed upon the Plan Administrator under the Plan, the Confirmation Order, this Agreement, other orders of the Bankruptcy Court, and applicable law.

Section 1.2 Payment of Claims. Quest, solely in its capacity as the Plan Administrator, agrees to make the required Plan Distributions specified under the Plan on the Initial Distribution Date or Subsequent Distribution Dates, as the case may be, under the Plan, except for such distributions to be made by the Contingent Value Vehicle.

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Section 1.3 Fiduciary. The Plan Administrator shall be a fiduciary of each of the Debtors and the Contingent Value Vehicle (to the extent the Plan Administrator acts as fiduciary at the request of the CVV Trustees) and shall perform its obligations consistent with the Plan, this Agreement, the Confirmation Order and other applicable orders.

ARTICLE II

OBLIGATIONS OF THE PLAN ADMINISTRATOR

Section 2.1 Establishment and Maintenance of Accounts, Reserves, and Escrows.

(a) Establishment and Maintenance of Accounts, Reserves, and Escrows: Pre-Effective Date PA Duties. From the later of the date hereof or the Confirmation Date to, but not including, the Effective Date, the Plan Administrator shall perform the Pre-Effective Date PA Duties as set forth in Section 13.1(a) of the Plan.

(b) Initial Establishment of Accounts, Reserves and Trusts. On the Effective Date or as soon thereafter as practicable the Plan Administrator shall establish the following accounts, reserves, and trusts (collectively, referred to herein as the “Reserves”) which shall be maintained as provided in the Plan, including Sections 11.5 and 13.2 thereof):

(i) Administrative Claims Reserve: An account or accounts, designated as an “administrative claims reserve,” as more fully described in Section 2.2 below (the “Administrative Claims Reserve”).

(ii) Priority Reserves: An account or accounts, designated as a “priority reserve,” as more fully described in Section 2.3 below (the “Priority Reserves”).

(iii) Disputed ACC Claims Reserves: The aggregate of each of the accounts, designated as a “disputed ACC claims reserve,” as more fully described in Section 2.4 below (the “Disputed ACC Claims Reserves”).

(iv) Disputed Identity Payment Reserve: An account, designated as a “disputed identity payment reserve,” as more fully described in Section 2.5 below (the “Disputed Identity Payment Reserve”).

(v) Disputed Subsidiary Claims Reserves: The aggregate of each of the accounts, designated as a “disputed subsidiary claims reserve,” as more fully described in Section 2.6 below (the “Disputed Subsidiary Claims Reserves”).

(vi) Distribution Trust(s): One or more trusts or accounts, designated as a “distribution trust,” as more fully described in Section 2.7 below (the “Distribution Trust”).

(vii) FrontierVision Litigation Fund: An account, designated as a “FrontierVision Litigation Fund,” as more fully described in Section 2.8 below (the “FrontierVision Litigation Fund”).

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(viii) General Account(s): One or more reserves and general accounts therefor (the “General Account(s)”), into which shall be deposited all funds not required or permitted to be deposited into any other account or Reserve described in or contemplated by this Agreement.

(ix) Cash Funded Reserves: The aggregate of each of the accounts as more fully described in Section 2.10 below (collectively, the “Cash Funded Reserves”).

(x) True Up Holdback: An account, consisting solely of TWC Class A Common Stock, designated as a “True Up Holdback” account as more fully described in Section 2.12 below (the “True Up Holdback”).

(xi) Unclaimed Distributions Reserve. An account, designated as the “unclaimed distributions reserve,” as described more fully in Section 2.13 below (the “Unclaimed Distributions Reserve”).

(c) Subsequent Establishment of Accounts, Reserves, and Escrows. Following the Effective Date, the Plan Administrator may establish and maintain (i) any of the accounts or reserves listed in Section 2.1(a) to the extent not funded on the Effective Date or as soon thereafter as practicable; and (ii) such additional General Accounts as it deems necessary or desirable to carry out the provisions of the Plan and this Agreement.

(d) Modifications of Reserve. In the event that at any time or from time to time following the Effective Date, the Plan Administrator determines that the amount maintained in the Operating Cash Account (as defined in Section 2.10 below) is not sufficient for the administration of the Plan and operation and liquidation of the Debtors:

(i) The Plan Administrator may propose a reallocation of Reserves such that Cash then held in one or more General Account and which would otherwise be available for distribution on the next Subsequent Distribution, may be moved into the Operating Cash Account (the “Proposed Reallocation”) and provide the same to the CVV Trustees for their review.

(ii) In the event that the CVV Trustees (x) approve the Proposed Reallocation or (y) fail to object to the Proposed Reallocation within ten (10) business days following the date on which the Plan Administrator first delivers written notice of same to the CVV Trustees, the Plan Administrator shall be permitted to implement the Proposed Reallocation.

(iii) In the event that the CVV Trustees timely object to a Proposed Reallocation, each of the Plan Administrator and the CVV Trustees shall attempt to agree (with each acting in good faith) to modify the Proposed Reallocation that is acceptable to each of the Plan Administrator and the CVV Trustees, in which case the Proposed Reallocation shall be so modified. If such parties fail to reach an agreement within ten (10) business days, the Plan Administrator and the Debtors shall not implement the Proposed Reallocation unless and until the Bankruptcy Court (after notice and hearing) is obtained.

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Section 2.2 Administrative Claims Reserve.

(a) On the Effective Date (or as soon thereafter as is practicable), the Plan Administrator shall create and fund the Administrative Claims Reserve with an amount of Cash equal to all Allowed Administrative Claims, including but not limited to Settlement Party Fee Claims, and estimates thereof for projected, contingent, unliquidated or Disputed Administrative Claims, as set forth in the Plan.

(b) On or prior to each Subsequent Distribution Date, the Plan Administrator shall determine the amount of Cash required to adequately maintain the Administrative Claims Reserve on and after such date and maintain a reserve of Cash in the Administrative Claims Reserve in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator, in accordance with Section 6.2 of the Plan and Section 2.10(b) below, determines that the Administrative Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain the Administrative Claims Reserve, the Plan Administrator shall transfer such surplus Cash to the General Account, or (ii) does not contain Cash in an amount sufficient to adequately maintain the Administrative Claims Reserve, then the Plan Administrator shall transfer Cash (to the extent it is then available) from the General Account, or if such Cash is not available, from the Operating Cash Account until the deficit in the Administrative Claims Reserve is eliminated.

Section 2.3 Priority Reserves.

(a) On the Effective Date (or as soon thereafter as is practicable), the Plan Administrator shall create and fund the Priority Reserves with an amount of Cash equal to the sum, without duplication, of (i) all Allowed or Provisionally Allowed but unpaid ACC Secured Claims, Subsidiary Debtor Secured Claims, Priority Tax Claims (except to the extent included in the Postpetition Tax Reserve or the Prepetition Tax Reserve), ACC Priority Claims, Subsidiary Debtor Priority Claims, and Bank Fee Claims, and estimates thereof, for contingent and/or unliquidated claims, and (ii) the aggregate Disputed Claim Amount of all Disputed ACC Secured Claims, Disputed Subsidiary Debtor Secured Claims, Disputed Priority Tax Claims (except to the extent included in the Postpetition Tax Reserve or the Prepetition Tax Reserve), Disputed ACC Priority Claims, and Disputed Subsidiary Debtor Priority Claims.

(b) On or prior to each Subsequent Distribution Date, the Plan Administrator shall determine the type, kind and amount of Cash required to adequately maintain each of the Priority Reserves on and after such date. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator determines that any of the Priority Reserves containing Cash in excess of the Cash then required to adequately maintain that Priority Reserve, the Plan Administrator shall transfer such surplus Cash to the General Account.

Section 2.4 Disputed ACC Claims Reserves.

(a) On the Effective Date (or as soon thereafter as is practicable), the Plan Administrator shall create and fund a separate Disputed ACC Claims Reserve with the type, kind and amount of Plan Consideration required by the Plan to be so funded, for

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Disputed Claims in each of the following Classes of Claims: ACC Senior Note Claims, ACC Trade Claims, ACC Subordinated Notes Claims, ACC Other Unsecured Claims or, for each such Class, estimates thereof for contingent and/or unliquidated claims.

(b) On each Subsequent Distribution Date, the Plan Administrator shall determine the type, kind and amount of Plan Consideration required to adequately maintain each of the Disputed ACC Claims Reserves on and after such date. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator determines that any of the Disputed ACC Claims Reserves containing Plan Consideration in excess of the Plan Consideration then required to adequately maintain that Disputed ACC Claims Reserve, the Plan Administrator shall transfer such surplus Plan Consideration to the General Account.

Section 2.5 Disputed Identity Payment Reserve. If any dispute arises as to the identity of a holder of an Allowed Claim or Equity Interest that is entitled to receive a distribution under the Plan, in lieu of making such distribution, the Plan Administrator may distribute such distribution into the Disputed Identity Payment Reserve until the disposition thereof is determined by a Final Order or by written agreement between the Plan Administrator and the interested Parties to such dispute. Any amounts remaining in the Disputed Identity Payment Reserve after resolution by Final Order or written agreement, as applicable, shall be transferred to the General Account.

Section 2.6 Disputed Subsidiary Claims Reserve.

(a) On the Effective Date (or as soon thereafter as is practicable), the Plan Administrator shall create and fund a separate Disputed Subsidiary Claims Reserve with the type kind and amount of Plan Consideration required by the Plan to be so funded, for Disputed Claims in each of the following Classes of Claims: the Subsidiary Debtor Trade Claims, Subsidiary Debtor Other Unsecured Claims, Arahova Note Claims, FPL Note Claims, FrontierVision Holdco Note Claims, FrontierVision Opco Notes Claims, and Olympus Notes Claims or, for each such Class, estimates thereof for contingent and/or unliquidated claims.

(b) On each Subsequent Distribution Date, the Plan Administrator shall determine the type, kind and amount of Plan Consideration required to adequately maintain each of the Disputed Subsidiary Claims Reserve on and after such date. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator determines that any of the Disputed Subsidiary Claims Reserves containing Plan Consideration in excess of the Plan Consideration then required to adequately maintain that Disputed Subsidiary Claims Reserve and pay, as appropriate, the Subsidiary Debtor Trade Claims Earn Back Right and the Subsidiary Debtor Other Unsecured Claims Earn Back Right, the Plan Administrator shall transfer such surplus Plan Consideration to the General Account.

Section 2.7 Distribution Trusts. The Plan Administrator on or as soon as practicable following the Effective Date shall establish one or more Distribution Trusts to hold the following reserves, funds or accounts: (1) the FrontierVision Litigation Fund, (2) the

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Disputed Identity Payment Reserve, (3) the True-Up Holdback, (4) de minimis distributions pursuant to Section 13.2(e) of the Plan, (5) the Remaining Assets pursuant to Section 13.2(g) of the Plan, and (6) the common stock of ACC pursuant to Section 13.2(i) of the Plan, in each case pursuant to Trust Documents reasonably acceptable to the CVV Trustees which, among other things, appoint the Plan Administrator as the sole trustee of such trust.

Section 2.8 FrontierVision Litigation Fund. On the Effective Date, the Plan Administrator shall establish the FrontierVision Litigation Fund as set forth in the Plan.

Section 2.9 Litigation Prosecution Fund. On the Effective Date, the Plan Administrator shall transfer the Litigation Prosecution Fund to the CVV Trustees on behalf of the Contingent Value Vehicle.

Section 2.10 Cash Funded Reserves.

(a) On the Effective Date, the Plan Administrator shall create and fund: (i) an account in which Cash to be used in connection with the payment of the costs of administering the Plan and operating. and liquidating the Debtors following the Effective Date (the “Operating Cash Account”) in an amount which is based upon the good faith estimate of the Plan Administrator and the Creditors Committee of the amount necessary to pay such costs, and (ii) the Prepetition Tax Reserve and Postpetition Tax Reserve as provided in the Plan.

(b) On each Subsequent Distribution Date, the Plan Administrator shall determine the amount of Cash required to adequately maintain each of the Cash Funded Reserves. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator determines that any of the Cash Funded Reserves contains Cash in excess of the Cash then required to adequately maintain that Cash Funded Reserve, the Plan Administrator shall transfer such surplus Cash to the General Account.

Section 2.11 Transaction Escrows. On the Effective Date the Debtors shall irrevocably assign all of their right, title and interest (subject to the rights of the Buyers (if any) under the Sale Transaction Documents), all of its obligations with respect to the escrows established in connection with the Sale Transactions in accordance with Section 13.2(g) of the Plan. Plan Consideration received by the transferee shall be further transferred to the General Account.

Section 2.12 Establishment of True Up Holdback. On the Effective Date, the Plan Administrator shall fund a True-Up Holdback in accordance with the provisions of the Plan.

Section 2.13 Unclaimed Distributions Reserve. If any Plan Distribution is returned to the Plan Administrator as undeliverable then such Plan Distribution returned to the Plan Administrator shall be distributed or reserved as set forth in the Plan.

Section 2.14 Distributions to Holders of Allowed Claims.

(a) Initial Distributions. Except as otherwise provided for in the Plan, and subject to the requirements set forth therein, on the Initial Distribution Date, the Plan Administrator shall make the distributions required by the Plan, except for such distributions to be made by the Contingent Value Vehicle.

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(b) Subsequent Distributions. On each Subsequent Distribution Date, after application of Section 2.2 and after reserving for any Proposed Reallocation pursuant to Section 2.1(d) that has not yet been finally approved or rejected, all Plan Consideration in the General Account shall be distributed to the holders of Allowed Claims against ACC or transferred to the ACC Disputed Claims Reserves as provided in the Plan. The Plan Administrator shall make additional distributions from the appropriate account or Reserve to holders of Allowed Claims on any Subsequent Distribution Date when and as required under the Plan and this Agreement.

(c) Release of Reserves. Any amounts remaining in any of the Reserves and each of the Transaction Escrows shall be distributed as set forth in the Plan.

(d) Release of the FrontierVision Litigation. Any amounts remaining in the FrontierVision Litigation Fund shall be transferred in accordance with the provisions of the Plan.

Section 2.15 Calculation of Market Value and Release of True Up Holdback.

(a) Each day during the Test Period on which shares of TWC Class A Common Stock are publicly traded (each an “Exchange Business Day”), the Plan Administrator shall calculate the price per share of TWC Class A Common Stock, which is equal to the volume weighted average trading price of the trades in such shares for the period between 9:30 a.m. and 4:00 p.m. (prevailing New York time) on such Exchange Business Day, as determined by using function “Equity AQR” ) (each a “VWAP Price”) as reported by Bloomberg. In the event that a VWAP Price for any particular Exchange Business Day is not available from Bloomberg, the Plan Administrator or the designated agent thereof, in its reasonable discretion but without regard to pre-open or after hours trading outside of any regular trading session (between 9:30 a.m. and 4:00 p.m. prevailing New York time) for such Exchange Business Day, shall calculate such VWAP Price (each a “PA VWAP Price”). The Plan Administrator shall have the obligation of negotiating with Bloomberg to seek to ensure that Bloomberg issues reports with respect to TWC Class A Common Stock.

On the first Business Day following the conclusion of the Test Period, the Plan Administrator or its designated agent shall determine the Market Value of the TWC Class A Common Stock by (i) first, determining the VWAP Price (or, if any, the “PA VWAP Price”) for each trading day occurring during the Test Period (the “Per Day VWAPs”) and (ii) second, calculating the average of all such Per Day VWAPs on a volume weighted basis to obtain the Market Value. The determination of the Market Value shall be calculated to the nearest one-hundredth of one cent and shall be appropriately adjusted for any reclassification, recapitalization, subdivision, split-up, combination, readjustment of, or stock dividend on, the TWC Class A Common Stock. On that same Business Day, the Plan Administrator shall deliver written notice to the CVV Trustees of its calculation of the Market Value, including appropriate documentation to support the calculation. Upon approval of the Market Value of the TWC Class A Common Stock in accordance with the provisions of Section 2.15(b) below, the Plan Administrator shall recalculate the Deemed Value of the TWC Class A Common Stock in accordance with the provisions set forth in the definition of “Deemed Value” in the Plan (such recalculated Deemed Value shall be referred to in this Section 2.15 as the “New Deemed Value”).

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(b) Following the determination of the Market Value and the recalculation of the Deemed Value for a share of TWC Class A Common Stock in accordance with subclause (a) of this Section 2.15, the Plan Administrator shall file notice, and an explanation of the method, of such recalculation with the Bankruptcy Court. Any Person objecting to the recalculation must file its objection thereto within three (3) Business Days of the initial recalculation filing and that objection must state the reasons for the objection and the type, kind and amount of Plan Consideration in dispute. In a case in which no objection was timely filed, then the Plan Administrator shall, immediately following the expiration of such three (3) Business Day Period, release and distribute the shares of TWC Class A Common Stock in the True-Up Holdback to the recipient of the Settlement Consideration and the holders of Claims against a Subsidiary Debtor in the following manner: the recipient of the Settlement Consideration and each holder of a Claim against a Subsidiary Debtor shall be distributed from the True-Up Holdback that number of shares of TWC Class A Common Stock equal to (A) (i) such recipient’s and holder’s Claim Value (as defined below) divided by (ii) the New Deemed Value of a share of TWC Class A Common Stock minus (B) the number of shares previously distributed to or reserved for such recipient or holder through the Initial Distributions; provided, however, that after the Initial Distributions and the distribution and release hereunder from the True-Up Holdback, the aggregate number of shares of TWC Class A Common Stock distributed to, or reserved for, the recipient of the Settlement Consideration or a holder of a Claim against a Subsidiary Debtor cannot be less than 83.1 % or more than 125.0% of the number of shares which would have been distributed to, or reserved for, such recipient or holder in the Hypothetical Subsidiary Stock Distribution and such limitations shall be applied so as to effect the recipient of the Settlement Consideration and each holder of a Claim against a Subsidiary Debtor for a which a distribution was to be made or an amount reserved pro rata based on the amount that was to be so distributed or reserved for the recipient of the Settlement Consideration and for such holder through the Initial Distributions; and provided, further, that, notwithstanding anything to the contrary contained herein, in the event that Cash may have been deposited in the True-Up Holdback in lieu of shares pursuant to Section 2.12, any entitlement to shares of TWC Class A Common Stock in the True-Up Holdback under this subsection (b) hereof may be paid (or reserved) in Cash at the New Deemed Value of such shares and such entitlement shall be satisfied with Cash distributed to or reserved for the holders of Claims against Subsidiary Debtors and the recipient of the Settlement Consideration pro rata prior to use of any such remaining Cash for holders of Claims against ACC Debtors. For purposes of this subclause (b), “Claim Value” of the recipient of the Settlement Consideration or a holder of a Claim against a Subsidiary Debtor shall mean the value equal to the collective Deemed Value as of the Initial Distribution Date of that number of shares which would have been distributed or reserved for such recipient or holder from the Hypothetical Subsidiary Creditor Stock Distribution. For the avoidance of doubt, neither the holder of an Allowed Claim nor the recipient of the Settlement Consideration shall be required to return any share of TWC Class A Common Stock or other Plan Consideration once distributed (except if distributed in error), nor shall there be removed from any reserve for Disputed Claims, on account of the True-Up, any shares of TWC Class A Common Stock or other Plan Consideration. In a case in which a valid objection has been filed, then the Plan Administrator shall distribute that portion of the True Up Holdback not subject to dispute as set forth above, and distribute the balance at the time the Bankruptcy Court determines the outcome of the objection (the “Determination”).

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(c) Any shares of TWC Class A Common Stock and/or Cash remaining in the True-Up Holdback and not distributed to holders of Allowed Claims against Subsidiary Debtors nor reserved on account of Disputed Claims against Subsidiary Debtors pursuant to subclause (b) of this Section 2.15, following the last Determination (if any have become necessary) shall be released and distributed to the holders of Allowed Claims against ACC Debtors or reserved on account of Disputed Claims against the ACC Debtors and deposited into the Disputed ACC Claims Reserve.

(d) In accordance with Section 10.5 of the Plan, no fractional shares of TWC Class A Common Stock will be distributed or reserved for out of the True-Up Holdback and all fractional shares shall be rounded to the nearest whole unit (with any amount equal to or less than one-half share to be rounded down).

Section 2.16 Conversion of Assets to Cash. The Plan Administrator shall sell or otherwise dispose of, and liquidate or convert into Cash, the Assets (other than Assets, the disposition, liquidation or conversion of which is the responsibility of the CVV Trustees pursuant to that certain Declaration of Trust for Adelphia Contingent Value Vehicle, to be executed as of the Effective Date) in a manner compatible with the best interests of the holders of Allowed Claims. Once converted or liquidated into Cash, such Cash shall be deposited into the General Account.

Section 2.17 Transactions with Related Persons. Notwithstanding any other provisions of this Agreement, the Plan Administrator shall not knowingly, on behalf of the Debtors, directly or indirectly, sell or otherwise transfer all or any part of the Assets to, or contract with, (a) any relative, employee, or agent (acting in their individual capacities) of the Plan Administrator or (b) any person of which any employee or agent of the Plan Administrator is an affiliate by reason of being a trustee, director, officer, partner, or direct or indirect beneficial owner of five percent (5%) or more of the outstanding capital stock, shares, or other equity interest of such persons unless, in each such case, after full disclosure of such interest or affiliation, such transaction is approved by the CVV Trustees after the determination that the terms of such transaction are fair and reasonable and no less favorable than terms available for a comparable transaction with unrelated persons.

Section 2.18 Investment of Cash. The Plan Administrator shall invest any Cash, including, but not limited to, the Cash portion of Reserves and Transaction Escrows, only as permitted by the Plan. The interest or other income earned on the investments of the Cash in any given reserve, account, or escrow established pursuant to this Agreement, the Plan, or any order of the Bankruptcy Court shall constitute a part of such reserve, account or escrow unless and until transferred or distributed pursuant to the terms of the Plan, this Agreement, or order of the Bankruptcy Court.

Section 2.19 Use of Assets. All Cash or other property held or collected by the Plan Administrator shall be used solely for the purposes contemplated by the Plan, Confirmation Order or this Agreement.

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Section 2.20 Books and Records. The Plan Administrator shall maintain appropriate books and records of and on behalf of the Debtors. On the Effective Date, the Plan Administrator shall take possession of such books and records of the Debtors (other than those constituting assets transferred in connection with the Sale Transaction) necessary for the resolution of Disputed Claims or otherwise useful or necessary to implement the Plan or this Agreement. Pursuant to Section 6.1 herein, the Plan Administrator shall retain the books, records and files which shall have been delivered to or created by the Plan Administrator or the Debtors. If this Agreement is terminated pursuant to Section 6.1(x) or (y)(i), the Plan Administrator shall promptly deliver such books and records to the Debtors. In the case of a termination pursuant to Section 61(y)(ii), or (iii) and subject to Section 6.3 below, the Plan Administrator may give written notice to the Bankruptcy Court, the CVV Trustees, the Creditors Committee and any parties in interest entitled to notice under the Confirmation Order that it intends to destroy the books, records and files of the Debtors. If, within twenty (20) days thereafter, one of those parties-in-interest advises the Plan Administrator in writing that it objects to the proposed destruction of such books, records and files and such party-in-interest undertakes to pay the costs and expenses of transfer, then the Plan Administrator shall transfer the records to such party as may be directed by the Bankruptcy Court (except for records subject to the attorney-client privilege or work product doctrine, or other confidential communications from counsel, which such records or communications shall either be destroyed or, at the request of counsel that delivered such communications, returned to counsel). If no such party-in-interest makes a timely objection to the proposed destruction of such books, records and files as provided in the preceding sentence, then the Plan Administrator may destroy such books, records and files (unless such records and documents are necessary to fulfill any remaining obligations of the Plan Administrator pursuant to this Agreement).

Section 2.21 Tax Returns. The Plan Administrator shall use all reasonable commercial efforts to assure that any tax returns and all other appropriate or necessary documents related to municipal, State, Federal, or other tax law is timely prepared and filed timely on behalf of the Debtors, the Distribution Trusts, and the Disputed DOFs.

Section 2.22 Reports. Unless otherwise ordered by the Bankruptcy Court, the Plan Administrator shall be responsible for preparing, filing and serving (if applicable) all reports required by the Plan, this Agreement or applicable law, including:

(a) Reports to the CVV Trustees. The Plan Administrator shall provide written reports on a quarterly basis (or for such other reasonable period as may otherwise be determined by CVV Trustees upon notice to the Plan Administrator), or such other information as may be reasonably requested, to the CVV Trustees (with a copy to the Creditors Committee) as to budgets, Cash receipts and disbursements, asset sales or other dispositions, Claims reconciliations and Plan Distributions.

(b) Reports to the United States Trustee. The Plan Administrator shall file and serve on the United States Trustee, the CVV Trustees and the Creditors Committee such periodic financial reports as may be required by the United States Trustee until such time as a final decree is entered closing the Chapter 11 Cases or the Chapter 11 Cases are dismissed.

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(c) Status Reports. The Plan Administrator shall file and serve upon the CVV Trustees, Creditors Committee and the United States Trustee any periodic status report, closing report, application for final decree or other reports or applications in accordance with any post confirmation order entered in the Chapter 11 Cases pursuant to Rule 3021-1 of the Local Bankruptcy Rules for the Southern District of New York.

Section 2.23 Fees. On the Effective Date, and thereafter as may be required, the Plan Administrator shall cause the Debtors to pay all fees payable pursuant to section 1930 of title 28 of the United States Code through the entry of a final decree closing the applicable Debtor’s case.

Section 2.24 Notice Procedures with Respect to Other Wind-Down Matters. After the Effective Date, the Plan Administrator shall be authorized to carry out all functions contemplated by the Plan, including without limitation those set forth in Article XIII of the Plan, without approval of the Bankruptcy Court, except as required by the Plan. Notwithstanding the foregoing, any action to be taken that is not in the ordinary course of the Debtors’ businesses or specifically authorized by the Plan and that involves a sum or an expense of greater than $1,000,000 (including the payment of any Secured or Administrative Claim) shall not be taken unless (i) the CVV Trustees first receive notice of the proposed action and (ii) neither the CVV Trustees nor the other affected parties object in writing to the Plan Administrator within ten (10) business days after receipt of such notice. In the event that any objection is received by the Plan Administrator, absent a consensual resolution, the Plan Administrator and the Debtors shall not take such action unless and until Bankruptcy Court approval (after notice and a hearing) is obtained.

Section 2.25 No Other Duties. Other than the duties and obligations of the Plan Administrator specifically set forth in this Agreement, the Plan, or the Confirmation Order, the Plan Administrator shall have no duties or obligations of any kind or nature with respect to his employment or position as such.

Section 2.26 Administrative Functions for Contingent Value Vehicle.

(a) The Plan Administrator shall (for no additional compensation other than payment from the Contingent Value Vehicle for the Plan Administrator’s and/or the Debtors’ out-of-pocket expenses in the nature of filing fees, mailing costs, copying costs, messenger fees, professionals fees and similar charges): (i) cause the Debtors to (x) perform such bookkeeping, accounting, financial reporting and other administrative functions for the Contingent Value Vehicle, as may be reasonably requested by the CVV Trustees and necessary or desirable to support the Contingent Value Vehicle, (y) provide support for the causes of action being prosecuted by the Contingent Value Vehicle, including but not limited to: (A) maintaining, and providing the Contingent Value Vehicle with access to, the books, records and other documents of the Debtors reasonably necessary or desirable for the Contingent Value Vehicle to prosecute the Causes of Action contributed to it, in each case, without any additional cost or expense to the Contingent Value Vehicle, and (B) providing the Contingent Value Vehicle with access to those employees of the Debtors to whom access is reasonably necessary or desirable to prosecute the Causes of Action with no cost or expense to the Contingent Value Vehicle, and (z) make loans to the Contingent Value Vehicle from Reserved Cash in accordance with and subject to Section 13.2(f) of the Plan, (ii) supervise the

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Debtors in performing the functions called for by clause (i) above, and (iii) assist in the preparation of and, to the extent legally permitted, execute required reports, forms or applications for filing with the SEC or other Governmental Authority for the Contingent Value Vehicle, in each case, as the CVV Trustees may reasonably request in accordance with Section 13.1 of the Plan (collectively, the items referred to in clauses (i), (ii) and (iii) above, “Administrative Services”). The Contingent Value Vehicle and the Debtors or the Plan Administrator, as applicable, may execute such supplemental agreements as appropriate to reflect such duties.

(b) With respect to Administrative Services to be performed by the Debtors, the Debtors, the Contingent Value Vehicle and the Plan Administrator acknowledge that (i) except for the reimbursement of out-of-pocket expenses referred to above, the Debtors shall not be entitled to any compensation or reimbursement for overhead costs, such as the costs associated with having employees of the Debtors perform such Administrative Services and (ii) nothing contained in this Agreement or elsewhere shall be deemed to require the Plan Administrator to cause the Debtors to maintain the employment of any one or more persons.

ARTICLE III

POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

Section 3.1 Powers of the Plan Administrator. The Plan Administrator shall have the following specific powers in addition to any powers conferred upon the Plan Administrator by any other section or provision of this Agreement, the Plan or the Confirmation Order; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power or obligation of the Plan Administrator to act as specifically authorized by any other section or provision of this Agreement or by order of the Bankruptcy Court; provided further, however, that the Plan Administrator, as the Governor of the Debtors shall act for each of the Debtors and exercise such powers in a fiduciary capacity as applicable to the Governors thereof.

(a) comply with the Plan and the obligations thereunder;

(b) take all steps and execute all instruments and documents necessary to make Plan Distributions to holders of Allowed Claims and Equity Interests;

(c) calculating and paying all Plan Distributions to be made under the Plan, this Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

(d) employ, retain or replace professionals to represent the Plan Administrator with respect to its responsibilities hereunder;

(e) object to and prosecute Administrative Claims, Claims and Equity Interests filed against any of the Debtors’ Estates on any basis provided that such objection is filed with the Bankruptcy Court on or before the Claims Objection Deadline;

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(f) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment or Allowance of an any Administrative Claims, Claims and Equity Interests as more fully set forth in Section 3.2 below;

(g) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims that are outstanding at such time, with such reports to be made available to the holder of any Disputed Claim upon written request of such holder to the Plan Administrator;

(h) establish or release reserves as provided in the Plan, subject to Section 13.2(b) thereof and this Agreement;

(i) exercise such other powers as may be vested in the Plan Administrator pursuant to the Plan, this Agreement, or any other Plan Documents or order of the Bankruptcy Court or otherwise act on behalf of and for the Debtors from and after the Effective Date;

(j) manage and administer the TWC Class A Common Stock (other than the TWC Class A Common Stock held in the Transaction Escrows until such time, if any, as such stock is released to the Debtors in accordance with the terms of the Sale Transaction Documents) pending distribution in accordance with the Plan;

(k) cause the applicable Distribution Trusts to assume all rights and obligations of the Debtors under the Sale Transaction Documents, take all actions required under the Sale Transaction Documents, and take all actions necessary or appropriate to enforce the Debtors’ rights under the Sale Transaction Documents;

(l) take all actions to ensure that all Reserves are established in a form and manner to ensure that such consideration is distributed to the beneficiaries set in the Plan (including, if necessary, to grant security interests in favor of such beneficiaries in furtherance thereof);

(m) make all determinations on behalf of ACC under the Purchase Agreements, including, without limitation, (i) determinations regarding purchase price adjustments pursuant to Section 2.8(f) of the Comcast Purchase Agreement or Section 2.6(f) of the TW Purchase Agreement, (ii) indemnification pursuant to Article VII of each Purchase Agreement, and (iii) granting any waivers or consents;

(n) making and filing tax returns for any of the Debtors;

(o) seeking estimation of contingent or unliquidated claims under 11 U.S.C. § 502(c);

(p) seeking determination of tax liability under 11 U.S.C. § 505;

(q) liquidate any remaining assets;

(r) cause any or one or more of the Debtors to be merged into any one or more of the other Debtors or legal entities, cause any or all of the Debtors to be dissolved, cause the legal name of any Debtor to be changed, cause the closure of all Chapter 11 case of any Debtor.

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(s) exercising all powers and rights, and taking all actions, contemplated by or provided for in this Agreement;

(t) coordinating, cooperating and reporting to the representatives of beneficiaries under the Plan;

(u) filing any necessary post-confirmation reports with the Bankruptcy Court, paying quarterly fees pursuant to 28 U.S.C. § 1930(a)(6) for each of the Debtors until the entry of a final decree for the respective Debtor, and filing a final report pursuant to Rule-5009-1(c) of the Local Rules prior to the entry of a final decree for any respective Debtors;

(v) taking any and all other actions necessary or appropriate to implement or consummate this Plan, the Confirmation Order and this Agreement;

(w) act as the Plan Administrator (as defined in the JV Plan) under the JV Plan.

(x) administer and perform any administrative functions, including, but not limited to bookkeeping, accounting, and financial reporting, including, but not limited to, the execution, acknowledgement, and filing of any periodic or other reports required under the Securities Exchange Act of 1934, as amended or other securities laws, reasonably requested by the CVV Trustees.

(y) oversee and manage the day-to-day operation of the Debtors;

(z) take all actions not inconsistent with the provisions of the Plan, the Confirmation Order and this Agreement that the Plan Administrator deems reasonably necessary or desirable to implement to the Plan; and

(aa) pending distribution of TWC Class A Common Stock, vote any TWC Class A Common Stock held in any Reserve or True Up Holdback in a manner consistent with the Plan, this Agreement and the Confirmation Order.

Notwithstanding any of the foregoing to the contrary, the rights and powers of the Plan Administrator during the period commencing on the Confirmation Date and ending on the Effective Date shall be limited to those rights and powers set forth in the Plan or the Confirmation Order as the rights and powers of the Plan Administrator during such period.

Section 3.2 Authority to Object to Administrative Claims, Claims and Equity Interests and to Settle Disputed Claims. From and after the Effective Date, the Plan Administrator shall be authorized (i) to object to any Administrative Claims, Claims and Equity Interests filed against any of the Debtors’ Estates which are not deemed as Allowed Claims under the Plan or were not previously deemed allowed by a Final Order of the Bankruptcy Court and (ii) pursuant to Fed. R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures:

(a) If the Disputed Claim Amount of the Disputed Claim is less than $250,000 and does not involve the settlement of any Claims of an insider, the Plan Administrator shall be authorized and empowered to settle a Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party.

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(b) If the Disputed Claim Amount of the Disputed Claim is more than $250,000 but less than $5,000,000 and does not involve the settlement of any Claims of an insider, the Plan Administrator shall be authorized and empowered to seek approval of such settlement with the Bankruptcy Court on ten (10) days’ notice to the Bankruptcy Court and any entities that request notice of pleadings following the Effective Date of the Plan.

(c) If the Disputed Claim Amount of the Disputed Claim is greater than $5,000,000, or involves the settlement of any Claim of an insider, the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement after notice to any other affected party.

If any of the beneficiaries’ representatives object to the proposed settlement of a Disputed Claim within the prescribed notice period set forth above in writing to the Plan Administrator, then (A) if the objecting party withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or (B) if the objecting party does not withdraw its objection, the Plan Administrator shall have the option of (I) forgoing entry into the settlement agreement that is the subject of the objection, (II) modifying the terns of the settlement agreement in a way that results in the objecting party withdrawing its objection, or (III) seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the objecting party’s objection. Claims Allowed in the Plan shall not be subject to objection.

Section 3.3 Employees and Agents. On behalf of the Debtors, the Plan Administrator is empowered (to the extent that there are sufficient funds therefor in the Operating Cash Account): (a) to elect, appoint, engage, retain and employ any Persons as agents, representatives, members, employees, professionals or independent contractors (including, in each case, through the delegation of such functions to members and employees of the Plan Administrator) in one or more capacities as is reasonably necessary to enable the Plan Administrator to implement this Agreement and the Plan; (b) subject to the Plan, to pay from the Operating Cash Account fees to and to reimburse the expenses of those employees, members, agents or independent contractors elected, appointed, engaged, retained or employed by the Plan Administrator; (c) to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention, or employment of such Persons as are reasonable and appropriate.

Section 3.4 Governors.

(a) Without limiting Section 3.1 above, the parties hereto acknowledge that, pursuant to the Confirmation Order, on the Effective Date: (i) all of the current directors, or in the case of a governing body created by a partnership agreement, limited liability company agreement or similar agreement, the members of such governing body (such persons and corporate directors being referred

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to collectively as the “Governors”) of each Debtor shall be deemed to have been removed; and (ii) the rights, powers and duties of the Governors of each of the Debtors that has a Governor shall vest with the Plan Administrator to the fullest extent permitted by applicable law.

(b) From and after the Effective Date, the Plan Administrator’s (or, to the extent required by applicable law, its designees) powers as Governor of each applicable entity shall include, without limitation: (i) the ability to control the voting of any interest held by any one or more of the Debtors in any non-Debtor parties (e.g., voting partnership interests in joint ventures); (ii) the power to appoint its designees to serve as officers of the Debtors, as reasonably required; (iii) the power to make determinations with respect to the employment of officers, managers and employees of the Debtors (in each case, subject to contractual obligations in effect as of the Effective Date); and (iv) subject to contractual obligations in effect as of the Effective Date, negotiate and implement appropriate arrangements with employees of the Debtors, including, but not limited to, compensation and benefits.

(c) Quest agrees that, contemporaneously with the termination of its appointment as Plan Administrator: (i) its role as Governor of each applicable Debtor shall terminate, (ii) it shall execute such instruments as are reasonably required in order to terminate its role as Governor of each applicable Debtor and (iii) it shall cause each of its designees to tender their resignations as directors and/or officers of the Debtors and their affiliates.

ARTICLE IV

THE PLAN ADMINISTRATOR

Section 4.1 Staffing.

(a) Until otherwise agreed to by the Plan Administrator and the CVV Trustees, in connection with the performance of its obligations under this Agreement, the Plan Administrator shall provide the services of the following professionals on a full time basis: (i) Jeffery A. Brodsky (“Brodsky”), a Managing Director; (ii) another Managing Director of the Plan Administrator (such initial appointment shall be reasonably acceptable to the Creditors’ Committee (if prior to the Effective Date) or the CVV Trustees (if on or after the Effective Date), and (iii) a Director of the Plan Administrator designated by the Plan Administrator from time to time.

(b) In the event that, following the Effective Date, the Plan Administrator determines that, in order to perform its duties as Plan Administrator in accordance with the terms of this Agreement, it requires additional or fewer professional staff, it may do so with the prior approval of the CVV Trustees, which approval will not be unreasonably withheld or delayed.

Section 4.2 Departure of Personnel.

(a) Subject to this Section 4.2, the Plan Administrator shall have the right to replace any one or more of its professionals providing services on its behalf under or pursuant to this Agreement; provided that such replacements shall be reasonably acceptable to the CVV Trustees.

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(b) Notwithstanding Section 4.2(a) above, in the event at any time the Plan Administrator is unable to provide the services of Mr. Brodsky (x) for forty-five (45) or more days within a sixty (60) consecutive day period as a result of Mr. Brodsky’s incapacity, (y) as a result of Mr. Brodsky’s resignation, termination from Quest or (z) as a result of Mr. Brodsky’s death (the date on which the Plan Administrator can no longer so provide Mr. Brodsky’s services being referred to herein as the “Brodsky Trigger Event”): (i) Quest shall promptly notify the CVV Trustees; (ii) Quest shall, within ten (10) business days following the Brodsky Trigger Event, provide the CVV Trustees with a plan to replace Mr. Brodsky with another member of Quest’s senior management team (the “Replacement”); and (iii) any Replacement shall be subject to the prior approval of the CVV Trustees (or the Creditors Committee and ACC, if prior to the Effective Date). The parties agree and acknowledge that, in the event that within fifteen (15) days following the Brodsky Trigger Event, Quest and the CVV Trustees, each acting in good faith, can not agree upon a Replacement, the CVV Trustees shall have the right to terminate this Agreement on fifteen (15) days’ prior written notice to Quest (such termination being referred herein as the “Brodsky Termination Date”).

Section 4.3 Resignation. Quest may resign as Plan Administrator by giving not less than sixty (60) days’ (thirty (30) days’ in the case of a resignation in connection with the denial by the CVV Trustees of a Plan Administrator request made under clause (d) of Section 2.1, above) prior notice thereof to the Creditors Committee (prior to the Effective Date) and the CVV Trustees (after the Effective Date).

Section 4.4 Removal.

(a) Prior to the Effective Date, Plan Administrator may be removed as Plan Administrator by the Creditors’ Committee, for Cause, upon notice, or without Cause, upon seven (7) days’ prior notice or upon an order of the Bankruptcy Court.

(b) From and after the Effective Date to through the Initial Distribution Date, the Plan Administrator may be removed as the Plan Administrator by the CVV Trustees for Cause, upon written notice.

(c) After the Initial Distribution Date the Plan Administrator may be removed as Plan Administrator by the CVV Trustees for Cause, upon notice, or without Cause, upon thirty (30) days’ prior notice.

For purposes of this Section 4.4, “Cause” shall mean any one or more of the following:

(i) If the Plan Administrator or one or more of the Plan Administrator’s personnel providing services pursuant to this Agreement (A) is convicted of, or pleads guilty or nolo contendere to, any felony reflecting adversely on the reputation or integrity of the Plan Administrator, or (B) commits any other act constituting: (w) moral turpitude, (x) fraud, (y) embezzlement or (z) breach of trust or fiduciary duty affecting the Debtors or the Contingent Value Vehicle;

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(ii) If the Plan Administrator shall have breached any provision of this Agreement and such breach: (i) is not cured within thirty (30) days after the Plan Administrator first received notice thereof from the CVV Trustees (which notice must identify the breach with particularity), if the breach is curable within such thirty (30) day period or, if it is not, then (ii) only if the breach was materially adverse to the holders of Allowed Claims;

(iii) If, in connection with the performance of its duties under the Plan, the Agreement or applicable order, the Plan Administrator shall have taken or failed to take any action which constitutes bad faith, gross negligence, or willful misconduct; or

(iv) If the Brodsky Termination Date occurs.

Section 4.5 Certain Effects of Termination. Contemporaneously with the termination, removal or resignation of Quest as the Plan Administrator: (i) the Plan Administrator shall cease serving as trustee of any Distribution Trust and (ii) shall execute such instruments reasonably requested by the CVV Trustees to effectuate the same. Further, following the termination, removal or resignation of the Plan Administrator, the Plan Administrator shall (a) execute and deliver such documents, instruments, and other writings as may be reasonably requested by the Creditors Committee, the CVV Trustees or the Bankruptcy Court, as the case may be, to effect the termination of the Plan Administrator’s capacity under this Agreement, and related agreements, including, but not limited to, appropriate confidentiality agreements, and (b) assist and cooperate in effecting the assumption of Quest’s obligations and functions by the successor Plan Administrator. If for any reason the Plan Administrator fails to execute the documents described in section (a) of the preceding sentence, the Creditors Committee or the CVV Trustees, as the case may be, shall be authorized to obtain an order of the Bankruptcy Court effecting such termination of Quest’s capacity under this Agreement.

Section 4.6 Standard of Care. None of the Plan Administrator, its affiliates and agents or any of their respective officers, directors and employees (each a “Quest Person”), to the fullest extent permitted by applicable law, shall be personally liable to any person (including, but not limited to, the Debtors, the CVV or any holders of Allowed Claims) for actions taken under or pursuant to this Agreement or otherwise as Plan Administrator, except to the extent that its, his or her own acts constitutes willful misconduct, gross negligence, bad faith or fraud.

Section 4.7 Indemnification.

(a) The parties acknowledge that, neither the Debtors (except as expressly provided in this Agreement or the Plan) nor their respective boards of directors, managements, employees and professionals shall have any liability for any action taken or omitted to be taken by the Plan Administrator in performing the Pre-Effective Date Plan Administrator Duties and all Persons are enjoined from pursuing any Claims against the foregoing pursuant to the Plan on account of any such action taken or omitted to be taken, and the Debtors shall indemnify and hold harmless such directors, managers, employees and professionals against and advance the costs of defense in defending against any such liability; provided that neither the Plan Administrator nor the Contingent Value Vehicle shall have any responsibility to reserve for such liabilities unless and until ordered by the Bankruptcy Court after the Initial Distribution Date.

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(b) As a material part of the consideration for the Plan Administrator to furnish its services under this Agreement, in the event that any Quest Person becomes involved in any capacity in any claim, suit, action, proceeding, or investigation (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to this Agreement or arising out of the matters contemplated by this Agreement (including, but not limited to, Quest’s role as Plan Administrator or the role of any Quest Person as a Governor, officer or director of any Debtor), the Debtors (to the extent services are not services for the Contingent Value Vehicle described in the immediately succeeding parenthetical) and the Contingent Value Vehicle (to the extent services are Administrative Services or other services being performed for the Contingent Value Vehicle pursuant to a written request therefor by the CVV Trustees) agree to indemnify, defend and hold each such Quest Person harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to this Agreement or arising out of the matters contemplated by this Agreement (including, but not limited to, Quest’s role as Plan Administrator or the role of any Quest Person as a Governor, officer or director of any Debtor), except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and/or expenses resulted primarily from the willful misconduct, gross negligence, bad faith, or fraud of that Quest Person. In addition, in the event that any Quest Person becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to this Agreement or arising out of the matters contemplated by this Agreement (except to the extent such Proceeding is a result of or related to a Quest Person’s violation or breach of any of the terms of the Plan, the Agreement, the Confirmation Order or other applicable order as determined by a court of competent jurisdiction in a judgment or finding, as applicable, that has become final in that it is no longer subject to appeal or other review) the Debtors and the Contingent Value Vehicle (to the extent services are being performed for the Contingent Value Vehicle) agree to reimburse such Quest Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Quest Person in connection therewith, subject to the obligation of such Quest Person to repay such reimbursement if it is ultimately determined that such Quest Person is not entitled to such reimbursement.

(c) To the extent the Debtors or the Contingent Value Vehicle are obligated to indemnify and hold harmless any Quest Person in accordance with Section 4.7(b) above, the Plan Administrator shall use its reasonable commercial efforts to cause any out-of-pocket costs or expenses incurred by such Quest Person in connection with any Proceeding to be paid from any available insurance.

Section 4.8 Insurance. The Plan Administrator, after consulting with the Creditors Committee (prior to the Effective Date) and the CVV Trustees (from and after the Effective Date) shall be authorized to renew and/or obtain, and fund from the Operating Cash Account, all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Debtors, including, but not limited to, coverage with respect to (a) any property that is or may in the future become the property of any one or more of the Debtors and (b) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives,

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employees or independent contractors under this Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period (not to exceed seven years) after the termination of this Agreement.

Section 4.9 Reliance by Plan Administrator. To the fullest extent permitted by applicable law, the Plan Administrator may rely, and shall be fully protected in acting or refraining from acting if it relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Plan Administrator reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of a-mails or facsimiles, have been sent or the Plan Administrator reasonably believes have been sent by the proper party or parties, and the Plan Administrator may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. To the fullest extent permitted by applicable law, the Plan Administrator may consult with counsel and other professionals with respect to matters in their area of expertise, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Plan Administrator. To the fullest extent permitted by applicable law, the Plan Administrator shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon, except as set forth above in Section 4.6. To the fullest extent permitted by applicable law, the Plan Administrator shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning this Agreement, the Plan, or any other document executed in connection therewith, and the Plan Administrator shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon.

Section 4.10 Reliance by Persons Dealing with the Plan Administrator. In the absence of actual knowledge to the contrary, any person dealing with the Debtors and the Estate(s) shall be entitled to rely on the authority of the Plan Administrator to act on behalf of the Estates and the Estates, and shall have no obligation to inquire into the existence of such authority.

Section 4.11 CVV Trustee Action. Except as otherwise specifically provided for herein, any actions to be taken by the CVV Trustees under or pursuant to this Agreement, shall be taken in accordance with the Plan or the CVV Declaration, as applicable.

ARTICLE V

COMPENSATION

Section 5.1 The Plan Administrator shall be entitled receive the compensation and reimbursement for expenses set forth in Schedule A hereto.

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ARTICLE VI

TERMINATION

Section 6.1 Term. The term (the “Term”) of this Agreement shall commence on the Confirmation Date and end on (x) the Resignation Effective Date (as defined in Schedule B) or (y) the “Termination Date” which shall be the first to occur of (i) the effective date of the removal of the Plan Administrator in accordance with Section 4.4 hereof, respectively, (ii) the date on which a certificate of termination, signed by the Plan Administrator, the CVV Trustees and the Creditors’ Committee, as the case may require, is filed with the Bankruptcy Court (provided that such certificate shall not be filed until all Assets have been liquidated and distributed and all Plan Distributions required to be made pursuant to the Plan and this Agreement have been made) and (iii) the later of (A) the date of the final distribution of Plan Consideration, (B) date the order granting the final decree closing the last Chapter 11 Case that has not yet been closed becomes a Final Order, and (C) the Contingent Value Vehicle is dissolved in accordance with applicable law.

Section 6.2 Effect of Termination. In the event the Plan Administrator is terminated in accordance with this Agreement and the Plan, the Plan Administrator shall be compensated and reimbursed for expenses subject to, and in the manner set forth in, Schedule B hereto.

Section 6.3 Other Obligations of the Plan Administrator Upon Termination. Prior to filing a certificate of termination, the Plan Administrator, shall (a) provide for the retention and storage of the books, records, and files that shall have been delivered to or created by it until such time as all such books, records, and files are no longer required to be retained under applicable law and (b) file a certificate informing the Bankruptcy Court of the location at which such books, records, and files are being stored. Except as otherwise specifically provided herein, after the termination of this Agreement, the Plan Administrator shall have no further duties or obligations hereunder.

Section 6.4 Survival. Upon termination of this Agreement: (i) except as specifically provided herein, the Plan Administrator shall have no further duties or obligations hereunder or as Plan Administrator; and (ii) all obligations of the Debtors and the Contingent Value Vehicle contained herein shall terminate, except for those set forth in Sections 3.4(c), 4.5, 4.7, 6.2, 6.3, this Section 6.4, Schedule A (to the extent provided for therein) or Schedule B (to the extent provided for therein). For the avoidance of doubt, any other provision in the Agreement, which, by its terms, specifically survives termination of the Agreement, shall survive termination of this Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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Section 7.2 Amendment and Waiver. This Agreement may not be amended except by an instrument executed (a) by the Debtors, the Creditors’ Committee, and the Plan Administrator on or before the Effective Date and (b) by the CVV Trustees and the Plan Administrator following the Effective Date.

Section 7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

Section 7.4 Counterparts; Effectiveness. This Agreement maybe executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

Section 7.5 Severability; Validity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but to the extent that any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

Section 7.6 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to the Plan Administrator:

Quest Turnaround Advisors, L.L.C.

287 Bowman Avenue

Purchase, NY 10577

Facsimile: (914) 253-8103

Attention: Mr. Jeffrey Brodsky

If to the Creditors Committee:

Kasowitz, Benson, Torres & Friedman LLP

1633 Broadway

New York, NY 10019

Facsimile: (212) 506-1800

Attention: David M. Friedman, Esq.

                  Adam L. Shiff, Esq.

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If to the Debtors:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile: (212) 728-8111

Attention: Marc Abrams, Esq.

If to the CVV Trustees:

919 North Market Street, 17th Floor

P.O. Box 8705

Wilmington, DE 19899-8705

Facsimile: (302) 652-4400

Attention: Dean A. Ziehl, Esq., Chairman

c/o Jenner & Block LLP

One IBM Plaza

Chicago, IL 60611-2661

Facsimile: (312) 527-0484

Attention: William D. Heinz, Esq.

                  Deirdre E. Connell, Esq.

Section 7.7 Change of Address. Any entity may change the address at which it is to receive notices under this Agreement by furnishing written notice to the parties listed in Section 7.6. Such change of address shall be effective ten (10) Business Days after service of such notice.

Section 7.8 Relationship to Plan. The principal purpose of this Agreement is to aid in the implementation of the Plan and, therefore, this Agreement incorporates and is subject to the provisions of the Plan. To that end, the Plan Administrator shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. In the event that the provisions of this Agreement are found to be inconsistent with the provisions of the Plan or the Confirmation Order, the provisions of the Plan or Confirmation Order, as the case may be, shall control.

Section 7.9 Meaning of Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, and words importing the singular number include the plural number and vice versa.

Section 7.10 Retention of Jurisdiction. As provided in Article XV of the Plan, the Bankruptcy Court shall retain jurisdiction over the Estates and Chapter 11 Cases to the fullest extent permitted by law, including, but not limited to, for the purposes of interpreting and implementing the provisions of this Agreement.

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Section 7.11 Representations and Warranties of Quest.

(a) Quest represents and warrants to the Debtors and the Creditors Committee that the execution, delivery and performance of this Agreement by Quest will not, with or without the giving of notice and the lapse of time, or both: (i) violate any provision of law, statute, rule, regulation or executive order to which Quest or Brodsky is subject; (ii) violate any judgment, order, writ or decree of any court to which Quest or Brodsky is subject; or (iii) result in the breach of or conflict with any term, covenant, condition or provision of any agreement or instrument (including, but not limited to, any non-competition or confidentiality agreement) to which Quest or Brodsky is a parry.

(b) Power and Authority. Quest has all requisite corporate, partnership, limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to perform its obligations hereunder.

(c) Due Organization. Quest is duly organized, validly existing and in good standing under the laws of its state of organization and it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(d) Authorization. The execution and delivery of this Agreement and the performance of Quest’s obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

Section 7.12 Board Approval. The terms of the Agreement are subject to the approval and authorization of the Board of Directors of ACC.

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IN WITNESS WHEREOF, the parties have either executed and acknowledged this Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers at of the date first above written.

ADELPHIA COMMUNICATIONS COMPANY (on behalf of itself and each of its Debtor Subsidiaries)	PLAN ADMINISTRATOR

By:	By:
Name:	Name:
Title:	Title:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF ADELPHIA COMMUNICATIONS COMPANY AND EACH OF ITS DEBTOR SUBSIDIARIES

By:
Name:
Title:

SCHEDULE A

COMPENSATION

I.	Base Fee.

(a) In consideration for the services to be provided by Quest under the Agreement, the Plan, the Confirmation Order or other applicable order, during the Term, the Debtors shall pay to Quest a base fee (the “Base Fee”) in the amount of $250,000 per month (pro rated for partial months).

(b) The Base Fee (which Quest, as Plan Administrator, may cause to be withdrawn from the Operating Cash Account) shall be payable monthly in arrears on or before the fifth (5th) business day of each calendar month.

(c) The parties acknowledge that the amount of the Base Fee assumes that, during the Term, Quest shall be providing the services on a full-time basis of at least two (2) Managing Directors (subject to Article IV of the Agreement) and one (1) Director. In the event that following the Effective Date:

(i) To the extent Quest staffs this engagement with less than two (2) Managing Directors on a full-time basis, the Base Fee shall be reduced by $100,000 per month (pro rated for partial months) per Managing Director for the period less than two (2) Managing Directors are staffed by Quest on this engagement on a full-time basis; if no Director is staffed on a full-time basis, the Base Fee shall be reduced by $50,000 per month (pro rated for partial months) for the period that no Director is staffed on a full-time basis by Quest on this engagement;

(ii) If, after the second anniversary of the Effective Date, the CVV Trustees reasonably believe that Quest should reduce the size of the Quest staff performing Quest’s duties hereunder, they shall notify Quest, after which Quest and the CVV Trustees shall, each acting reasonably, seek to agree upon a decrease in staffing and a commensurate decrease in the Base Fee;

(iii) If Quest and the CVV Trustees can not agree upon an adjustment to the Base Fee in accordance with clause (ii) above, either parry shall have the right to submit the matter to the Bankruptcy Court, whose determination shall be final and binding on the parties;

(d) Quest shall receive the Base Fee in effect on the date of a notice of termination or resignation, except for setoffs or reductions to the extent set forth on Schedule B and this Schedule A, for a period of no less than the Effective Date through the second anniversary of the Effective Date (the “Guaranteed Amount”), provided, however, that if (i) Quest is terminated for any reason prior to the Effective Date, or (ii) prior to the second anniversary of the Effective Date, (x) the Resignation Effective Date occurs, or (y) Quest is terminated for Cause, Quest shall not receive the Guaranteed Amount for the period after the Resignation Effective Date (as defined in Schedule B) or Termination Date, as applicable, through the second anniversary of the Effective Date.

(e) Except for the Base Fee and the Success Fee (defined below), neither Quest nor any of its personnel shall be entitled to any additional compensation of any nature for its services set forth under the Plan, the Agreement, the Confirmation Order or other applicable order.

II.	Success Fee.

(a) As additional consideration for the services to be provided by Quest hereunder, in addition to the Base Fee, Quest shall be entitled to the following fees (together the “Success Fees”):

(1) an amount equal to one and one-half percent (1.5%) of:

a. distributions of Plan Consideration by the Plan Administrator for the Debtors to holders of ACC Senior Notes Claims, ACC Trade Claims, ACC Other Unsecured Claims and ACC Subordinated Notes Claims; excluding

b. (i) distributions that actually were made or were intended to be made under the Plan (assuming for such purpose that Reserves are set in a manner by the Plan Administrator upon reasonable notice to, and reviewed by, the Creditors Committee prior to the Effective Date) by or on the Initial Distribution Date for claims described in II(a)(1)a. above, (ii) any distribution to effectuate the True-Up, and (iii) any distribution from (or that should be made from) Disputed ACC Claims Reserves in respect of a claim(s) for which such reserve(s) was or was to be established; less

(2) one-half of all other fee amounts (other than Success Fees), including, but not limited to Base Fees, paid to Quest for this engagement as of the date of the distribution in question and not previously credited against previously paid Success Fees in accordance with this clause II(a)(1).

(b) To the extent that the distribution giving rise to the payment of any Success Fee is made in the form of TWC Class A Common Stock, the CVV Trustees may, in their discretion, cause the portion of the Success Fee to be paid with respect to such distribution of TWC Class A Common Stock to be paid in the form of either (x) a number of shares of TWC Class A Common Stock as represents 1.5% of the TWC Class A Common Stock so distributed or (y) cash in amount equal to 1.5% of the fair market value (determined on the date the distribution is made) of the TWC Class A Common Stock distributed in connection with such distribution; provided, however, that the CVV Trustees may only cause the payment of any Success Fee to be made in the form of shares of TWC Class A Common Stock if the Debtors may distribute freely transferable shares to the Plan Administrator pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 1145 of the Bankruptcy Code or otherwise.

(c) The Success Fee shall be payable and deducted from the distribution giving rise thereto by the Debtors at the time they make the distribution giving rise to such Success Fee, except as otherwise expressly set forth herein.

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III.	Expenses.

During the Term, Quest shall be reimbursed for reasonable out-of-pocket expenses incurred by it and any Quest Person in connection with performing the duties provided hereunder. The expenses for which Quest is entitled to be reimbursed may include, without limitation, travel, lodging, duplicating, postage, computer research, messenger service and telephone service and the reasonable fees and expenses of the agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals retained by the Plan Administrator (in its capacities as such), including, the reasonable fees and disbursements of counsel retained by Quest in connection with its service as Plan Administrator in accordance with the terms hereof. Quest shall provide an itemized monthly report with narrative descriptions of such expenses to, and provide supporting documents as reasonably requested by, the Creditors Committee and the Debtors (prior to the Effective Date) or the CVV Trustees (on and after the Effective Date), as applicable. If the Creditors Committee or the Debtors (prior to the Effective Date) or the CVV Trustees (on and after the Effective Date) reasonably objects to any portion of such requests for expense reimbursement within twenty (20) days of the receipt of such monthly report because the incurrence of such expense was not reasonable, Quest shall not be entitled to reimbursement for the portion of the expenses objected to until resolved with the objector. In the event the parties are unable to resolve a dispute with Quest as to an expense reimbursement, the Creditors Committee, the Debtors, Quest or the CVV Trustees, as applicable, may elect to submit any such dispute to the Bankruptcy Court.

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SCHEDULE B

EFFECT OF TERMINATION

(a) In the event that the Termination Date occurs on or after the Confirmation Date and prior to the Effective Date, on the Termination Date, Quest shall be entitled to receive:

(i) Any Base Fee earned and unpaid through the Termination Date (pro rated for any partial months); and

(ii) The reimbursement of any out-of-pocket costs and expenses incurred through the Termination Date in accordance with Schedule A of the Agreement.

(b) Termination For Cause.

In the event that Quest is terminated and removed as Plan Administrator for Cause, and the Termination Date occurs following the Effective Date, on the Termination Date, Quest shall be entitled to receive:

(i) Any Base Fee earned and unpaid through the Termination Date (pro rated for any partial months);

(ii) The reimbursement of any out-of-pocket costs and expenses incurred through the Termination Date in accordance with Schedule A of the Agreement;

(c) Termination Without Cause.

In the event that Quest is terminated and removed as Plan Administrator without Cause, and the Termination Date occurs following the Effective Date, on the Termination Date, Quest shall be entitled to receive:

(i) Any Base Fee earned and unpaid through the Termination Date (pro rated for any partial months), provided that any fees (other than Success Fees) shall continue to be credited against any Success Fees earned as of the Termination Date (including such Success Fees described below) in accordance with Schedule A; and

(ii) The reimbursement of any out-of-pocket costs and expenses incurred through the Termination Date in accordance with Schedule A above.

In addition, following the Termination Date, Quest shall be entitled to receive that portion of any Success Fee which (x) would have been received by Quest as a result of its actions had Quest not been terminated prior to the distribution made on a Subsequent Distribution Date, and (y) represents Quest’s substantial contributions in administering the Plan giving rise to such distribution (as such amount in (x) is agreed to by Quest and the CVV Trustees each acting reasonably, or failing such agreement, determined by the Bankruptcy Court).

(d) Resignation.

In the event that Quest resigns for any reason as Plan Administrator, on the date such resignation, is effective (a “Resignation Effective Date”), Quest shall be entitled to receive:

(i) Any Base Fee earned and unpaid through the Resignation Effective Date (pro rated for any partial months); and

(ii) The reimbursement of any out-of-pocket costs and expenses incurred through the Termination Date in accordance with Schedule A above.

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